Exhibit 99.2

Arcadia Biosciences, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$4,178	$259
Short-term investments	—	4,304
Accounts receivable and other receivables, net of allowance for credit loss of $559 as of June 30, 2026 and December 31, 2025	559	425
Inventories	930	1,212
Prepaid expenses and other current assets	72	156
Total current assets	5,739	6,356
Property and equipment, net	—	8
Intangible assets, net	39	39
Other noncurrent assets	115	143
Total assets	$5,893	$6,546
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$1,383	$1,789
Other current liabilities	263	270
Total current liabilities	1,646	2,059
Common stock warrant and option liabilities	3,614	347
Total liabilities	5,260	2,406
Commitments and contingencies (Note 13)
Stockholders’ equity:
Common stock, $0.001 par value—150,000,000 shares authorized as of June 30, 2026 and December 31, 2025; 2,181,715 and 1,373,120 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	66	65
Additional paid-in capital	292,435	285,292
Accumulated deficit	(291,868)	(281,217)
Total stockholders' equity	633	4,140
Total liabilities and stockholders’ equity	$5,893	$6,546

Arcadia Biosciences, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

(In thousands, except share data and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Product	$1,443	$1,455	$2,543	$2,655
Total revenues	1,443	1,455	2,543	2,655
Operating expenses (income):
Cost of revenues	812	824	1,512	1,506
Research and development	—	9	—	9
Gain on sale of intangible assets	—	—	—	(750)
Change in fair value of contingent consideration	—	(1,000)	—	(2,000)
Selling, general and administrative	1,127	2,123	2,306	3,861
Total operating expenses	1,939	1,956	3,818	2,626
(Loss) Income from continuing operations	(496)	(501)	(1,275)	29
Interest income	2	9	7	216
Credit loss	—	(4,489)	—	(4,489)
Other (loss) income, net	(2,781)	1,071	(4,285)	1,071
Loss on January 2026 Inducement Offer	—	—	(2,877)	—
Valuation loss on June 2026 PIPE	(5,423)	—	(5,423)	—
Change in fair value of common stock warrant and option liabilities	3,083	(548)	4,274	1,314
Issuance and offering costs	(651)	—	(1,072)	—
Net loss attributable to common stockholders	$(6,266)	$(4,458)	$(10,651)	$(1,859)
Net loss per share attributable to common stockholders:
Basic	$(2.09)	$(3.26)	$(4.19)	$(1.36)
Diluted	$(2.09)	$(3.26)	$(4.19)	$(1.36)
Weighted-average number of shares used in per share calculations:
Basic	2,992,555	1,367,040	2,540,234	1,366,553
Diluted	2,992,555	1,367,040	2,540,234	1,366,553

Arcadia Biosciences, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,651)	$(1,859)
Adjustments to reconcile net loss to cash used in operating activities:
Change in fair value of common stock warrant and option liabilities	(4,274)	(1,314)
Change in fair value of contingent consideration	—	(2,000)
Issuance and offering costs	1,072	—
Valuation loss on June 2026 PIPE	5,423	—
Loss on January 2026 Inducement Offer	2,877	—
Depreciation	8	28
Lease amortization	—	117
Amortization of note receivable	—	(69)
Gain on sale of intangible assets	—	(750)
Gain on receipt of Above Food Ingredients, Inc. common stock	—	(1,067)
Unrealized loss subsequent to receipt of Above Food Ingredients, Inc. common stock	4,304	—
Stock-based compensation	29	164
Credit loss	—	4,489
Changes in operating assets and liabilities:	—	—
Accounts receivable and other receivables	(134)	(417)
Inventories	282	(585)
Prepaid expenses and other current assets	84	544
Other noncurrent assets	—	(56)
Accounts payable and accrued expenses	(431)	(630)
Amounts due to related parties	—	(30)
Other current liabilities	(7)	(57)
Operating lease liabilities	—	(129)
Net cash used in operating activities	(1,418)	(3,621)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of intangible assets	—	750
Net cash provided by investing activities	—	750
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from June 2026 PIPE	4,000	—
Payments of offering costs relating to June 2026 PIPE	(395)	—
Proceeds from January 2026 Inducement Offer	2,082	—
Payments of offering costs relating to January 2026 Inducement Offer	(350)	—
Proceeds from ESPP purchases	—	5
Net cash provided by financing activities	5,337	5
Net increase (decrease) in cash and cash equivalents	3,919	(2,866)
Cash and cash equivalents — beginning of period	259	4,242
Cash and cash equivalents — end of period	$4,178	$1,376
NONCASH INVESTING AND FINANCING ACTIVITIES:
Accrued legal fees included in offering costs related to June 2026 PIPE	$55	$—
Preferred investment options issued to placement agent and included in offering costs related to June 2026 PIPE	$201	$—
Preferred investment options issued to placement agent and included in offering costs related to January 2026 Inducement Offer	$71	$—
Warrant and option modifications included in Loss on January 2026 Inducement Offer	$555	$—

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